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                          BATTLE MOUNTAIN GOLD COMPANY
                 COMPUTATIONS OF INCOME (LOSS) PER COMMON SHARE

                                                                                                YEAR ENDED DECEMBER 31
                                                                                                ----------------------
MILLIONS, EXCEPT PER SHARE AMOUNTS                                                          1999          1998          1997
                                                                                            ----          ----          ----
BASIC LOSS PER SHARE
        Net loss
            Net loss                                                                    $   (119.4)   $   (241.3)   $     (8.8)
            Deduct dividends on preferred shares                                              (7.5)         (7.5)         (7.5)
                                                                                        ----------    ----------    ----------
            Net loss applicable to common stock                                         $   (126.9)   $   (248.8)   $    (16.3)
                                                                                        ==========    ==========    ==========
        Shares
            Weighted average number of common shares outstanding                             229.9         229.8         229.7
                                                                                        ==========    ==========    ==========

        Basic loss per common share                                                     $   (0.552)   $   (1.083)   $   (0.071)
                                                                                        ==========    ==========    ==========

DILUTED LOSS PER SHARE
        Net loss applicable to common stock                                             $   (126.9)   $   (248.8)   $    (16.3)
                                                                                        ==========    ==========    ==========
        Shares
            Weighted average number of common shares outstanding, as adjusted                229.9         229.8         229.7
                                                                                        ==========    ==========    ==========

        Diluted loss per share, assuming conversion                                     $   (0.552)   $   (1.083)   $   (0.071)
                                                                                        ==========    ==========    ==========

CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
     CONVERSION OF PREFERRED SHARES
        Net loss
            Net loss applicable to common stock                                         $   (126.9)   $   (248.8)   $    (16.3)
            Effect on net loss if preferred shares were converted                              7.5           7.5           7.5
                                                                                        ----------    ----------    ----------
            Net loss, as adjusted                                                       $   (119.4)   $   (241.3)   $     (8.8)
                                                                                        ==========    ==========    ==========
        Shares
            Weighted average number of common shares outstanding                             229.9         229.8         229.7
            Effect on average shares outstanding if preferred shares were converted           11.0          11.0          11.0
                                                                                        ----------    ----------    ----------
            Weighted average number of common shares outstanding, as adjusted                240.9         240.8         240.7
                                                                                        ==========    ==========    ==========

        Diluted loss per share, assuming conversion                                     $   (0.496)   $   (1.002)   $   (0.037)
                                                                                        ==========    ==========    ==========

     CONVERSION OF DEBENTURES
        Net loss
            Net loss applicable to common stock                                         $   (126.9)   $   (248.8)   $    (16.3)
            Effect on net loss if debentures were converted                                    3.9           3.9           -
                                                                                        ----------    ----------    ----------
            Net loss, as adjusted                                                       $   (123.0)   $   (244.9)   $    (16.3)
                                                                                        ==========    ==========    ==========
        Shares
            Weighted average number of common shares outstanding                             229.9         229.8         229.7
            Effect on average shares outstanding if debentures were converted                  4.8           4.8           4.8
                                                                                        ----------    ----------    ----------
            Weighted average number of common shares outstanding, as adjusted                234.7         234.6         234.5
                                                                                        ==========    ==========    ==========

        Diluted loss per share, assuming conversion                                     $   (0.524)   $   (1.044)    $  (0.070)
                                                                                        ==========    ==========    ==========

     CONVERSION OF OPTIONS
        Net loss

            Net loss applicable to common stock                                         $   (126.9)   $   (248.8)   $    (16.3)
                                                                                        ==========    ==========    ==========
        Shares
            Weighted average number of common shares outstanding                             229.9         229.8         229.7
            Effect on average shares outstanding if options were converted                     -             0.1           0.1
                                                                                        ----------    ----------    ----------
            Weighted average number of common shares outstanding, as adjusted                229.9         229.9         229.8
                                                                                        ==========    ==========    ==========

        Diluted loss per share, assuming conversion                                     $   (0.552)   $   (1.082)   $   (0.071)
                                                                                        ==========    ==========    ==========


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